Exhibit 99.1

Media Contacts:

Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com or by fax to 312-696-6009

FOR IMMEDIATE RELEASE

Morningstar, Inc. to Acquire Financial Computer Support, Inc., Provider of dbCAMS+ Advisor Practice Management Software

CHICAGO, Aug. 11, 2008—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced it has entered into a definitive agreement to acquire Financial Computer Support, Inc. (FCSI), a leading provider of practice management software for independent advisors. FCSI’s flagship product, dbCAMS+, is a portfolio management system that allows advisors to easily track and produce client reports as well as manage client contact information and billing. Morningstar plans to rebrand dbCAMS+ and incorporate it into its Morningstar® Principia® product line, the company’s modular, CD-ROM-based investment planning suite for financial advisors.

“Our plan to acquire FCSI demonstrates our commitment to providing robust portfolio management, accounting, and performance reporting capabilities to our independent advisor clients. It also demonstrates our commitment to continuing to invest in Principia. FCSI is a leader in the portfolio management space, and Principia is one of the most widely used resources in the financial planning industry,” said Chris Boruff, president of Morningstar’s advisor business. “Investment analytics and portfolio reporting go hand-in-hand. By bringing these two popular software applications together in a single product suite, advisors will have powerful options for integrating investment data and analytics with client performance reports.”

Founded in 1981 in Oakland, Maryland, FCSI is a leader in advisor practice management solutions. Designed as a scalable portfolio management system to support office automation, dbCAMS+ combines advanced portfolio tracking, flexible reporting, integrated contact management, and customizable client billing in an easy-to-use format. The company has about 35 employees in Oakland, Maryland, and currently has more than 8,000 licensed users of dbCAMS+.

“For more than two decades, Morningstar and FCSI have been advocates for the independent advisor, providing powerful technology and content to help independents stay competitive and serve clients better. This common goal made Morningstar a strategic choice for the acquisition of our company,” said David “Dusty” Huxford, Jr., president of FCSI. “Given Morningstar’s reputation and history in serving advisors, we believe our customers will continue to receive quality service and innovative solutions under the Morningstar brand.”

Launched in 1991, Morningstar Principia is the company’s flagship CD/DVD software for financial advisors and one of the most widely used resources in the financial planning industry. It combines Morningstar’s proprietary research, data, and analysis capabilities with investment planning and communication tools. Its five research database modules include mutual funds, stocks, closed-end funds, separately managed accounts, and variable annuities. Principia’s specialized modules include Hypotheticals, Presentations & Education, Defined Contribution Plans, and Asset Allocation.

In 2006, Morningstar developed a portfolio accounting and performance reporting module within Advisor Workstation Office Edition, the company’s Web-based investment planning platform for independent financial advisors. “We have seen strong demand for integrated portfolio management solutions, and felt that offering a similar capability as part of our Principia line would be a valuable enhancement,” Boruff added.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 280,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 18 countries and minority ownership positions in companies based in three other countries.

About FCSI

Founded in 1981 by David Huxford, Sr. and now guided by David “Dusty” Huxford, Jr., Financial Computer Support, Inc. has been providing practice management software solutions to financial professionals for more than two decades. The company’s flagship product, dbCAMS+, is a scalable portfolio management system that supports office automation.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; legal, regulatory, or political issues related to our data center in China; the potential impact of market volatility on revenue from asset-based fees; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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